Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Werner Funk, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective pursuant Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated below on April 27, 2010.

Signature	Title

Principal Executive Officer

/s/ Werner Funk
Werner Funk	President and Chief Executive Officer

Principal Financial and Accounting Officers

/s/ Janice M Quigley
Janice M. Quiqley	Chief Financial Officer

Directors

/s/ Werner Funk
Werner Funk	Director

/s/ Janice M Quigley
Janice M. Quiqley	Director